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As filed with the Securities and Exchange Commission on March 21, 2011

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNIVERSAL DISPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2372688 (I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, New Jersey 08618
(609) 671-0980
(Address, including zip code, and telephone number, including area code,of registrant's principal executive offices)

Steven V. Abramson
President and Chief Executive Officer
Universal Display Corporation
375 Phillips Boulevard
Ewing, New Jersey 08618
(609) 671-0980
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Justin W. Chairman, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value	(1)	(1)	(1)	(2)

(1)
An indeterminate amount of the securities of the identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Information omitted in reliance on General Instruction II.E of Form S-3.

(2)
Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, except for $3,565 that has already been paid with respect to $50,000,000 aggregate principal amount of securities not yet sold which were previously registered under the Company's Registration Statement on Form S-3 filed November 10, 2009 (No. 333-163023). Pursuant to Rule 457(p) under the Securities Act of 1933, such unutilized registration fees may be applied to the registration fees payable pursuant to this registration statement.

PROSPECTUS

Common Stock

        We may offer shares of our common stock. Our common stock is listed on the NASDAQ Global Market, where it trades under the symbol "PANL."

        We may offer our common stock at prices and on terms to be set forth in one or more supplements to this prospectus. Our common stock may be offered directly, through agents on our behalf or through underwriters or dealers.

        You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the securities described in this prospectus.

        The securities described in this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2011

i

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain some "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements concern possible or assumed future events, results and business outcomes. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.

        As you read and consider this prospectus, you should not place undue reliance on any forward-looking statements. You should understand that these statements involve substantial risk and uncertainty and are not guarantees of future performance or results. They depend on many factors that are discussed further in the section of this prospectus entitled "Risk Factors," including:

  •
  the outcomes of our ongoing and future research and development activities, and those of others, relating to organic light emitting diode (OLED) technologies and materials;

  •
  our ability to access future OLED technology developments of our academic and commercial research partners;

  •
  the potential commercial applications of and future demand for our OLED technologies and materials, and of OLED products in general;

  •
  our ability to form and continue strategic relationships with manufacturers of OLED products;

  •
  successful commercialization of products incorporating our OLED technologies and materials by OLED manufacturers, and their continued willingness to utilize our OLED technologies and materials;

  •
  the comparative advantages and disadvantages of our OLED technologies and materials versus competing technologies and materials currently on the market;

  •
  the nature and potential advantages of any competing technologies that may be developed in the future;

  •
  our ability to compete against third parties with resources greater than ours;

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  our ability to maintain and improve our competitive position following the expiration of our fundamental OLED patents;

  •
  the adequacy of protections afforded to us by the patents that we own or license and the cost to us of maintaining, enforcing and defending those patents;

  •
  our ability to obtain, expand and maintain patent protection in the future, and to protect our non patented intellectual property;

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  our exposure to and ability to withstand third-party claims and challenges to our patents and other intellectual property rights;

  •
  the payments that we expect to receive under our existing contracts with OLED manufacturers and the terms of contracts that we expect to enter into with OLED manufacturers in the future;

  •
  our future capital requirements and our ability to obtain additional financing if and when needed;

  •
  our future OLED technology licensing and OLED material revenues and results of operations; and

  •
  general economic and market conditions.

        Changes or developments in any of these areas could affect our financial results or results of operations, and could cause actual results to differ materially from those contemplated by any forward-looking statements.

        All forward looking statements speak only as of the date of this prospectus or the documents incorporated by reference, as the case may be. We do not undertake any duty to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus, or to reflect the occurrence of unanticipated events.

OUR COMPANY

        We are a leader in the research, development and commercialization of organic light emitting diode, or OLED, technologies and materials. OLEDs are thin, lightweight and power-efficient solid-state devices that emit light, making them highly suitable for use in full-color displays and as lighting products. OLED displays are capturing a growing share of the flat panel display market. We believe that this is because OLEDs offer potential advantages over competing display technologies with respect to power efficiency, contrast ratio, viewing angle, video response time and manufacturing cost. We also believe that OLED lighting products have the potential to replace many existing light sources in the future because of their high power efficiency, excellent color rendering index, low heat generation and novel form factor. Our technology leadership and intellectual property position should enable us to share in the revenues from OLED displays and lighting products as they enter mainstream consumer and other markets.

        Our primary business strategy is to further develop and license our proprietary OLED technologies to manufacturers of products for display applications, such as cell phones, portable media devices, tablets, laptop computers and televisions, and specialty and general lighting products. In support of this objective, we also develop new OLED materials and sell materials to those product manufacturers. Through our internal research and development efforts and our relationships with world-class partners such as Princeton University, the University of Southern California, the University of Michigan, Motorola Solutions, Inc. and PPG Industries, Inc., we have established a significant portfolio of proprietary OLED technologies and materials. We currently own, exclusively license or have the sole right to sublicense more than 1,000 patents issued and pending worldwide.

        We sell our proprietary OLED materials to customers for evaluation and use in commercial OLED products. We also enter into agreements with manufacturers of OLED display and lighting products under which we grant them licenses to practice under our patents and to use our proprietary know-how. At the same time, we work with these and other companies who are evaluating our OLED technologies and materials for possible use in commercial OLED display and lighting products.

Corporate Information

        Our corporation was organized under the laws of the Commonwealth of Pennsylvania in April 1985. Our business was commenced in June 1994 by a company then known as Universal Display Corporation, which had been incorporated under the laws of the State of New Jersey. On June 22, 1995, a wholly-owned subsidiary of ours merged into this New Jersey corporation. The surviving corporation in this merger became a wholly-owned subsidiary of ours and changed its name to UDC, Inc. Simultaneously with the consummation of this merger, we changed our name to Universal Display Corporation. UDC, Inc. now functions as an operating subsidiary of ours and has overlapping officers and directors. We have also formed other wholly-owned subsidiaries, including Universal

Display Corporation Hong Kong, Ltd. (2008), Universal Display Corporation Korea, Inc. (2010) and Universal Display Corporation Japan, K.K. (2011).

        Our principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618 and our telephone number is (609) 671-0980. Our Internet address is www.universaldisplay.com. The information on our Internet site is not part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks described in the SEC filings incorporated by reference in this prospectus, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 2010. You should not purchase our securities if you cannot afford the loss of your entire investment.

THE OFFERING

        Using this prospectus, we may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering, shares of our common stock, $0.01 par value.

USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement accompanying this prospectus, the net proceeds, if any, from the sale of the securities offered hereby will be used for general corporate purposes, including the acquisition or development of properties, assets, entities or technologies, and the repayment of indebtedness. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amount of the net proceeds we will receive from the sale of such securities, as well as the timing of receipt of those proceeds, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific uses of the proceeds than as set forth herein, we will describe those uses in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price or at final prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

        If an underwriter is, or underwriters are, utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

        If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Certain of the underwriters, dealers or agents utilized by us in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If underwriters create a short position in the securities in connection with the offering thereof (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

        Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

        In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

        Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

        We estimate that the total expenses we will incur in offering the securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $400,000.

ABOUT THIS PROSPECTUS

        This prospectus describes certain securities of Universal Display Corporation, a Pennsylvania corporation. We sometimes refer to Universal Display Corporation, together with its subsidiaries, using the words "we," "our" or "us," or as the "Company." This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer an unlimited amount of our common stock.

        This prospectus contains a general description of the securities we may offer. We will describe the specific terms of these securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled "Where You Can Find More Information," we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports, proxy statements and other information with, and furnish other reports to, the SEC. You can read and copy all of these documents at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can also read and copy all of the above-referenced documents at the offices of the NASDAQ Global Market, 1735 K Street N.W., Washington, D.C. 20006. You also may obtain the documents we file with the SEC from the SEC's Web site on the Internet that is located at http://www.sec.gov.

        We "incorporate by reference" in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we file with the SEC. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including filings made after the date of this prospectus but before the end of this offering. The documents that we are incorporating by reference are:

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  Our Annual Report on Form 10-K for the year ended December 31, 2010;

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  Our Current Reports on Form 8-K filed with the SEC on January 6, 2011, February 7, 2011, March 8, 2011, March 10, 2011 and March 21, 2011;

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  Our Definitive Proxy Statement for our 2010 Annual Meeting of Shareholders, filed with the SEC on April 26, 2010; and

  •
  The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 1996.

        You should read the information relating to us in this prospectus, together with the information in the documents incorporated by reference in this prospectus.

        Any statement contained in a document incorporated by reference in this prospectus, unless otherwise indicated in that document, speaks as of the date of the document. Statements contained in this prospectus may modify or replace statements contained in the documents incorporated by reference. In addition, some of the statements contained in one or more of the documents incorporated by reference may be modified or replaced by statements contained in a document incorporated by reference that is filed thereafter.

        You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attention: Corporate Secretary, Telephone: (609) 671-0980.

LEGAL OPINION

        Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the securities that may be offered by the prospectus.

EXPERTS

        The consolidated financial statements of Universal Display Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Common Stock

PROSPECTUS

March 21, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee		$(1)
Printing and engraving expenses	50,000
Legal fees and expenses	200,000
Accounting fees and expenses	100,000
Miscellaneous	—
Total	$350,000

(1)
Unutilized filing fees of $3,565 were previously paid with respect to $50,000,000 aggregate principal amount of securities not yet sold which were previously registered under the Company's Registration Statement on Form S-3 filed November 10, 2009 (No. 333-163023), as indicated on the facing page of this Registration Statement on Form S-3, and will be applied to any filing fees applicable in connection with the sale of securities pursuant to this Registration Statement on Form S-3. The payment of any additional filing fees is deferred pursuant to Rule 456(b) and 457(r).

Item 15.    Indemnification of Directors and Officers

        Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

        Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

        Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

        Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

        Article 7 of the registrant's Bylaws provides a right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the registrant or, at the request of the registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is financially determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

        Article 7 of the registrant's Bylaws authorizes the registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors so determines, by purchasing and maintaining appropriate insurance. The registrant maintains directors and officers insurance.

Item 16.    Exhibits

        The exhibits filed as part of this registration statement are as follows:

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2	Consent of KPMG LLP.
24.1	Powers of Attorney (included as part of the signature page hereof).

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3

    (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)
  If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ewing, State of New Jersey, on March 21, 2011.

UNIVERSAL DISPLAY CORPORATION
By:	/s/ SIDNEY D. ROSENBLATT Sidney D. Rosenblatt Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director

        Each person in so signing also makes, constitutes and appoints Steven V. Abramson and Sidney D. Rosenblatt, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ SHERWIN I. SELIGSOHN Sherwin I. Seligsohn	Founder and Chairman of the Board of Directors	March 21, 2011
/s/ STEVEN V. ABRAMSON Steven V. Abramson	President, Chief Executive Officer and Director (principal executive officer)	March 21, 2011
/s/ SIDNEY D. ROSENBLATT Sidney D. Rosenblatt	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director (principal financial and accounting officer)	March 21, 2011
/s/ LEONARD BECKER Leonard Becker	Director	March 21, 2011
/s/ ELIZABETH H. GEMMILL Elizabeth H. Gemmill	Director	March 21, 2011
/s/ C. KEITH HARTLEY C. Keith Hartley	Director	March 21, 2011
/s/ LAWRENCE LACERTE Lawrence Lacerte	Director	March 21, 2011